Exhibit 23.4



                         CONSENT OF INDEPENDENT AUDITORS



       We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-50508) pertaining to the Maxicare Health Plans, Inc. 1990 Stock Option Plan, stock option agreements with Peter J. Ratican dated December 5, 1990 and February 25, 1992, and stock option agreements with Eugene L. Froelich dated December 5, 1990 and February 25, 1992 of our report dated February 6, 1996 with respect to the 1995 consolidated financial statements and schedules of Maxicare Health Plans, Inc. in its annual report on Form 10-K for the year ended December 31, 1995.




                                        ERNST & YOUNG LLP




       Los Angeles, California
       March 26, 1996


























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